STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is made this 21 day of December 2000, by and between Roger Platten (hereinafter "Platten") and Unico American Corporation, a Nevada corporation (hereinafter "Company"), in reference to the following facts:

         WHEREAS,  Platten is employed by Company as Vice  President and General
Counsel   pursuant  to  the  Employment   Agreement   dated  November  27,  1996
(hereinafter "Original Employment Agreement") and is a Director of the Company;

         WHEREAS, pursuant to the Original Employment Agreement, Platten's term of employment is until December 1, 2001;

         WHEREAS, the Parties have agreed to terminate the Original Employment Agreement and enter into a New Employment Agreement, which New Employment Agreement ?is being executed concurrently herewith;

         WHEREAS, the parties hereto are concurrently executing an Agreement to Modify Employment and General Release of All Claims (the "Release");

         WHEREAS, Platten is the owner of Sixty Five Thousand (65,000) shares of stock in the Company; and

         WHEREAS, Platten desires to sell to the Company, and the Company desires to purchase from Platten, on the terms and conditions set forth herein, Platten`s Sixty Five Thousand (65,000) shares of stock in the Company;

         THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

         1.  Purchase of Stock.
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         The Company hereby agrees to purchase from Platten,  and Platten hereby agrees to sell to the Company, Platten`s Sixty Five Thousand (65,000) shares of stock in the Company at a price of $6.50 per share.

         2.  No Right of Revocation
             ----------------------

         The Release which is being executed concurrently herewith provides that Platten shall have a period of seven (7) days following the execution of the Release to revoke it and it shall not become effective or enforceable until the revocation period has expired. In the event that the Release is revoked within the aforementioned seven (7) day period, then, at the option of the Company, the Company may elect to purchase all or such part of Platten's Sixty Five Thousand (65,000) shares of stock in the Company as the Company so chooses.


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

         In the event that the Release is revoked within the aforementioned seven (7) day period, than the aforementioned election to purchase by the Company shall be in a writing to Platten notifying him of the Company`s election. The writing is effective only if it is hand-delivered or mailed to Platten within five (5) business days of the Company's receipt of notice of Platten`s revocation of the Release. If the writing is mailed to Platten, it shall be addressed to his last known home address and it shall be deemed to be timely if it was deposited in the United States mail, by first class postage, within the aforementioned five (5) day period.

         In the event that the Release is revoked within the aforementioned seven (7) day period and the Company does not timely give Platten the notice of election to purchase as provided herein, than the Company will be deemed to have elected to not purchase any of Platten's Sixty Five Thousand (65,000) shares of stock in the Company. Platten does not have any right whatsoever to revoke this Stock Purchase Agreement. Whether or not the Company makes any election as provided in this Paragraph, all other terms and conditions of this Stock Purchase Agreement shall remain in full force and effect.

         3.  Payment to Platten and Surrender of Stock Certificates.
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         All of the  shares  of  stock  being  sold by  Platten  to the  Company pursuant to this Stock Purchase Agreement shall be delivered to the Company, free and clear of all liens and encumbrances, no later than March 21, 2001. If Platten so desires, he may sell the stock and transfer the stock certificates to the Company in increments of no less than Five Thousand (5,000) shares at any time during the aforementioned twelve (12) week period, except that the last sale and transfer may be in less than a Five Thousand (5,000) share increment. For each sale and transfer, Platten and the Company shall attend a closing, in the offices of the Company at which:

                  a. The Company will pay Platten, by Company check, the sum of Six Dollars and Fifty Cents ($6.50)for each share of Platten`s stock in the Company being sold to the Company; and

                  b. Platten will surrender to the Company stock certificates evidencing the number of shares of his stock being purchased by the Company.

         4.  Failure to Deliver.
             -------------------

                   In the event that Platten cannot or does not timely deliver all of the stock certificates to the Company which are being purchased hereunder, he will be deemed to be in material default of this agreement, entitling the Company to exercise any and all remedies available to it in law and in equity, including but not limited to, damages and/or rescission.

         5.  General Release.
             ---------------

         Platten releases the Company as follows:


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


                  a. Except for the obligations specifically referred to in this Stock Purchase Agreement, the New Employment Agreement and the Release, Platten hereby knowingly and voluntarily waives, releases, acquits and forever discharges the Company, and all of its affiliates, parents, subsidiaries and their respective agents, officers, directors, shareholders and employees from any liability, action, suit, claim, damages, judgment, known or unknown, liquidated or unliquidated, fixed or contingent, express or implied, which he has ever had or has, arising out of actions by the Company prior to the date of execution of this Stock Purchase Agreement.

                  b. Platten further agrees to expressly waive and relinquish any of the rights and benefits that he might otherwise have or claim to have under the provisions of Section 1542 of the California Civil Code, which provides as follows:

                           "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

                  c. The foregoing waiver of the provisions of Section 1542 of the California Civil Code was separately bargained for, and Platten expressly agrees that the releases contained herein shall be given full force and effect in accordance with each and all of the expressed terms and provisions relating to unknown and unsuspected claims, demands and causes of action, if any. Platten acknowledges that he may have sustained damages, expenses and losses that are presently unknown or not suspected, and that such damages, expenses and losses, if any, may give rise to additional claims for damages, expenses and losses in the future, which are not now anticipated by him. Nevertheless, Platten acknowledges that this Stock Purchase Agreement has been negotiated and agreed upon in light of this realization and, being fully aware of the situation, hereby expressly waives all rights that he may have under California Civil Code section 1542, as well as under any other state or federal statute or common law principle of similar effect.

         6.  Platten is hereby advised in this writing:

                  a. To consult with an attorney prior to the execution of this Stock Purchase Agreement;

                  b. To be represented by counsel in all matters relative to the Stock Purchase Agreement, including this waiver; and

                  c. To seek the advice of his counsel as to the legal effect of entering into the Stock Purchase Agreement.


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

                  Platten has represented to the Company that he is an attorney and specifically waives his right to consult with counsel in connection with all matters relating to this Stock Purchase Agreement.

         7. No Transfers.  Platten hereby  warrants and represents  that (except
            ------------
for certain of the subject shares which are presently being held in a margin account) he has not heretofore assigned, transferred or encumbered any of the shares of stock which are the subject of this Stock Purchase Agreement. Platten further warrants and represents that all of the shares which are being surrendered to the Company hereunder will be surrendered free and clear of all claims, liens, assignments and encumbrances.

         8. Legal  Action.  In any legal action or other  proceeding  brought to
            -------------
enforce or interpret any of the terms of this Stock Purchase Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and legal costs incurred in connection therewith.

         9. Time of the Essence.  Time is of the essence in this Stock  Purchase
            -------------------
Agreement with respect to all of the terms, provisions, covenants and conditions contained herein, including specifically, but not limited to, the payment of any monies or execution and delivery of any documents provided for herein.

         10. Drafting.  The  Parties  hereto  agree  that  this  Stock  Purchase
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Agreement  has been  jointly  negotiated  and  drafted,  that  the  order of the paragraphs has no significance, and that the language hereof shall be construed as a whole according to its fair meaning and interpretation, and not strictly for or against any of the Parties hereto.

         11. Cooperation.   Each party hereto agrees to take such further action
             -----------
and execute and deliver such further documents, and to give oath to or acknowledge before a notary public any documents reasonably deemed necessary or convenient by any party to implement the terms or intent hereof. Without limiting the generality of the foregoing, in the event that the Company exercises the option referred to in paragraph 4c above, Platten shall take any and all actions necessary to timely deliver to the Company stock certificates evidencing the number of shares being purchased by the Company. The failure of Platten to timely deliver the aforementioned stock certificates to the Company shall be deemed a material breach of this Stock Purchase Agreement by Platten.

         12. Survival.   Notwithstanding  anything to the contrary  herein,  all
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rights and obligations, representations and warranties created under or pursuant to this Stock Purchase Agreement shall survive the execution and delivery of this Stock Purchase Agreement, the releases contained herein, and the documents provided for herein.

         13. No  Admission  of  Liability.  This Stock  Purchase  Agreement is a
             ----------------------------
settlement of disputed claims, and each of the Parties hereto agrees and acknowledges that nothing contained herein shall constitute or be deemed an admission of any fact or liability with respect to any claim, contention or cause of action that is the subject matter hereof.


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

         14. Entire Agreement.  This Stock Purchase  Agreement and the documents
             ----------------
incorporated herein or concurrently executed herewith shall constitute the entire agreement between the Parties hereto with respect to the subject matter hereof, and shall supersede all prior agreements, understandings, warranties, representations and negotiations of any party herein concerning the subject matter hereof.

         15. Binding Effect. This Stock Purchase Agreement shall inure to the benefit of and be binding upon the successors in interest of each of the Parties hereto.

         16. Amendments.  This  Stock  Purchase  Agreement  may not be released,
             ----------
amended or modified in any manner whatsoever, except in writing, signed by each of the Parties hereto.

         17. Gender.  All references herein  to the  singular  or  plural  shall
             ------
be deemed to refer to the other, as the context requires, and all references to the masculine, feminine or neuter shall refer to all of such genders, unless the context requires otherwise.

         18. Governing  Law.  This Stock Purchase  Agreement  shall be deemed to
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have been entered into and shall be construed and interpreted in accordance with the laws of the State of California. Venue of any action arising from or related to this Stock Purchase Agreement shall be in Los Angeles County, California.

         19. Counterparts.  This Stock Purchase Agreement may be executed in one
             ------------
or more separate counterparts, each of which, when so executed, shall be deemed an original and shall together constitute one and the same instrument which may be sufficiently evidenced by any one counterpart, and each of which shall be fully effective against all persons executing the same and all persons or entities claiming under them.

         20.  Captions.  The  captions  of  this Stock  Purchase  Agreement  are
              --------
solely for the convenience of the Parties, do not compromise any part of this Stock Purchase Agreement, and shall not be used to interpret or determine the validity of any provision hereof.

         21. Authority.   Each party that is not a natural  person hereto hereby
             ---------
represents and warrants that it has the power, authority and capacity to enter into and perform this Stock Purchase Agreement, and the person signing on behalf of such party represents and warrants that he is duly authorized to so act.

         IN WITNESS WHEREOF, this Stock Purchase Agreement is entered into and shall be effective as of the date first written above.

DATE:  December 21, 2000                            /s/  Roger Platten
                                                    ----------------------
                                                    Roger Platten

DATE:  December 21, 2000                            Unico American Corporation,
                                                    a Nevada corporation

                                                    By:   /s/  Erwin Cheldin
                                                          --------------------
                                                    Erwin  Cheldin, President


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